Exhibit 20.1

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes, Series 2005-1

Monthly Servicing Report

Collection Period 38

Settlement Period Begin Date 11/1/2006

Settlement Period End Date 11/30/2006

Distribution Date 12/15/2006

Portfolio Information	End Of Period	Beginning Of Period

1. Balances
Pool Balance	2,769,753,212.03	2,754,850,436.26
Adjusted Pool Balance	2,728,206,913.85	2,713,527,679.72
Required Pool Balance	2,710,658,184.83	2,710,786,065.79

Trust Available Subordinated Amount	252,868,184.83	252,996,065.79
Required Subordinated Amount	252,868,184.83	252,996,065.79
Incremental Subordinated Amount	987,060.83	1,114,941.79
Transferor Amount	399,311,157.99	373,811,210.06

2. Portfolio Composition
Top dealer
0-90 days past due (0 = current)	175,901,783.64	176,568,944.21
91+ day past due receivable balance	0.00	0.00
Total	175,901,783.64	176,568,944.21
Next 2 dealers
0-90 days past due (0 = current)	116,283,094.33	111,629,651.90
91+ day past due receivable balance	0.00	0.00
Total	116,283,094.33	111,629,651.90
Rest of the dealers
0-90 days past due (0 = current)	131,351,667.63	130,837,654.14
91+ day past due receivable balance	8,354.00	0.00
Total	131,360,021.63	130,837,654.14
Used Equipment
0-90 days past due (0 = current)	373,271,872.60	359,223,402.22
91+ day past due receivable balance	847,073.61	1,524,456.12
Total	374,118,946.21	360,747,858.34
Rental Equipment
0-90 days past due (0 = current)	469,169,305.73	471,060,109.36
91+ day past due receivable balance	390,559.11	273,047.48
Total	469,559,864.84	471,333,156.84

3. Overconcentrations
Dealer Overconcentration Amount due to 7.5% limit on the top dealer	0.00	0.00
Dealer Overconcentration Amount due to 3.25% limit on the 2nd dealer	0.00	0.00
Dealer Overconcentration Amount due to 2.00% limit on the 3rd dealer	0.00	0.00
Dealer Overconcentration Amount due to 1.50% limit on the 4th and 5th dealers	0.00	0.00
Dealer Overconcentration Amount due to 1.00% limit on the rest of the dealers	0.00	0.00
Used Equipment Overconcentration Amount (30% limit)	0.00	0.00
Rental Overconcentration Amount due to 17.5% limit on rental receivables	0.00	0.00

4. Ineligible Receivables
Ineligible Receivables (excluding Overconcentration amounts)	0.00	0.00
Aggregate Amount of Ineligible Receivables re-assigned to the transferor	0.00	0.00

Current Month Activity

1. Trust Principal Receivables
Aggregate Principal Collections	438,726,498.99
New Principal Receivables	463,034,351.88
Receivables Added for Additional Accounts	4,333,191.04
Net Loss	0.00
Monthly Dilution Amount	31,895,755.86
Principal Recoveries	0.00

2. Principal Collections
Aggregate Principal Collections	438,726,498.99
Reallocated Yield Amount	6,580,897.48
Series Allocable Principal Collections	432,145,601.51
Principal Allocation Percentage of Series Allocable Principal Collections	93.97%

3. Non-principal Collections
Interest Collections	21,779,675.54
Reallocated Yield Amount	6,580,897.48
Series Allocable Interest Collections	28,360,573.02
Floating Allocation Percentage of Series Allocable Interest Collections	93.97%

4. Investment Proceeds
Collection Account Investment Earnings	4,212.57
Reserve Account Investment Earnings	376,537.68
Principal Funding Account Investment Earnings	0.00
Interest Funding Account Investment Earnings	63,859.98
Excess Funding Account Investment Earnings	0.00
Aggregate Investment Proceeds	444,610.23

5. Miscellaneous Payments to the issuer
Adjustment Payment	0.00
Transferor Deposit Amount	0.00

Portfolio Performance

1. Portfolio Aging
Current	2,746,293,957.42
1-30 days past due	17,133,478.37
31-60 days past due	1,169,532.16
61-90 days past due	2,165,888.08
91-120 days past due	1,040,512.27
120+ days past due	1,949,843.73
Total	2,769,753,212.03

2. Sold Out of Trust
0-90 days past due (0 = current)	789,402.08
91+ day past due receivable balance	53,861.03
Total	843,263.11

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes, Series 2005-1

Monthly Servicer Report

Collection Period	17
Settlement Period Begin Date	11/1/2006
Settlement Period End Date	11/30/2006
Distribution Date	12/15/2006

Period	Revolving Period

	Orig.	Current		Interest
	Balance	Balance	Coupon	Paid	Principal Paid
A	698,489,000.00	698,489,000.00	5.43000%	3,160,662.73	0.00
B	51,511,000.00	51,511,000.00	5.72000%	245,535.77	0.00

Allocation Percentages
Floating Allocation Percentage	30.37%
Principal Allocation Percentage	30.37%

Required Payments
Series 2005-1 Monthly Interest & Interest Shortfall	3,406,198.49
Monthly Backup Servicing Fee	11,129.82
Monthly Servicing Fee	625,000.00
Controlled Accumulation Amount	0.00
Total Required Payments	4,042,328.31

Series 2005-1 Share of Available Funds
Interest Collections	8,615,186.55
Principal Collections	131,254,825.14
Reserve Account Investment Proceeds	144,882.68
Principal Funding Account Investment Proceeds	0.00
Interest Funding Account Investment Proceeds	21,763.76
Reserve Account Draw Amount	0.00
Subordinated Draw Amount	0.00
Draws from the Series Share of the Excess Funding Account	0.00
Excess Interest Collections from Other Series	0.00
Excess principal Collections from Other Series	0.00
Draws from Principal Funding Account	0.00
Total Available Funds	140,036,658.13

Current Period Payments
Series 2005-1 Monthly Interest and Past Interest Shortfall	3,406,198.49
Monthly Backup Servicing Fee	11,129.82
Monthly Servicing Fee	625,000.00
Reimbursement of Chargeoffs & Monthly Dilution	0.00
Controlled Deposit Amount	0.00
Principal Paid	0.00
Reserve Account Deposit Amount	0.00
Reinstate reductions in Series 2005-1 Available Subordinated Amount	0.00
Reinstate reductions in Collateral Amount	0.00
Excess Interest Collections made available to other series	4,739,504.68
Excess Principal Collections made available to other series	131,254,825.14
Total Payments	140,036,658.13

Current Period Interest Shortfall
Series 2005-1 Monthly Interest Shortfall	0.00
Backup Servicing Fee Shortfall	0.00
Servicing Fee Shortfall	0.00
Controlled Deposit Amount Shortfall	0.00

Collateral Amount
Beginning Collateral Amount	750,000,000.00
Reductions to Collateral Amount	0.00
Reinstatements due to previous reductions	0.00
Ending Collateral Amount	750,000,000.00

Chargeoffs & Dilutions
Series share of Charge-off and Monthly Dilution amount	0.00
Reimbursement of Chargeoffs & Monthly Dilution	0.00
Reduction to the Collateral Amount due to Chargeoffs	0.00

Reconciliation of Principal Funding Account
Beginning Balance of Principal Funding Account	0.00
Transfers Into Principal Funding Account
Transfer from Excess Funding Account (Deposits)	0.00
Transferred from Noteholder Principal Collections	0.00
Principal Funding Account Investment Income	0.00
Total transfers into the Principal Funding Account	0.00
Distributions From Principal Funding Account
Transfer of Investment Income to Collection Account	0.00
Principal payment to Noteholders	0.00
Total Transfers from Principal Funding Account	0.00
Ending Balance	0.00

Reconciliation of Reserve Fund
Beginning Balance of Reserve Fund	33,750,000.00
Transfers Into Reserve Fund
Transfer from Excess Interest Collections	0.00
Transferred from Noteholder Principal Collections	0.00
Reserve Fund Investment Income	144,882.68
Total Transfers into Reserve Fund	144,882.68
Distributions From Reserve Fund
Transfer of Investment Income to Collection Account	144,882.68
Non-principal payment to Noteholders	0.00
Total Transfers from Reserve Fund	144,882.68
Ending Balance	33,750,000.00

Reconciliation Of Collection Account for Series 2005-1
Transfers Into Collection Account
Transfer of Daily Noteholder Collections plus investment proceeds	140,036,658.13
Investor Default Amount (included in transfer of daily noteholder collections)	0.00
Reserve Account Draw	0.00
Excess Funding Account Draw	0.00
Principal Funding account Draw	0.00
Available Subordinated Amount Draws	0.00
Excess Principal Collections from other Series	0.00
Excess Interest Collections from other Series	0.00
Total Transfers into Collection Account	140,036,658.13
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	3,406,198.49
Chargeoff reimbursements	0.00
Reserve Account Deposit Amount	0.00
Principal Funding Account Deposit	0.00
Principal Paid to Noteholders	0.00
Backup Servicing Fees	11,129.82
Servicing Fees	625,000.00
Reduction to the Collateral Amount	0.00
Total Excess Collections made available to other Series	135,994,329.82
Total Transfers from Collection Account	140,036,658.13
Difference	0.00

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes

Monthly Servicing Report

Collection Period	38
Settlement Period Begin Date	11/1/2006
Settlement Period End Date	11/30/2006
Distribution Date	12/15/2006

Early Amortization Events

1. Failure by the Servicer to :
a. Make a payment or deposit required by the TSA(1).	N
b. To deliver a Payment Date Statement on the date required under the TSA(1)	N
c. To comply with its agreement not to create a lien on a receivable.	N
d. To observe other agreements in the TSA(1)	N
2. Material breach of certain representations, warranties or covenants not cured within 60 days.	N
3. Occurrence of an Insolvency Event relating to CNH Global N.V., Case, LLC or New Holland North America, Inc.	N
4. Failure to convey Receivables in Additional Accounts with 5 business days.	N

5.  Available Subordinated Amount less than Required Subordination amount provided that reductions in Available Subordinated Amount used to pay interest due to LIBOR being equal to or greater than PRIME for 30 consecutive days.

N
6. Servicer Default.	N
7. Issuer becomes an ‘Investment Company’.	N
8. Events of Default under the indenture
a. Issuer’s failure to pay interest on any note for 35 days.	N
b. Issuer’s failure to pay the stated principal amount by its legal final maturity date.	N
c. Issuer becomes bankrupt.	N
Isthe Transferor Amount less than than the Trust Available Subordination Amount?	N
Is the Adjusted Pool Balance less than the Required Pool Balance?	N
Is the balance in the Excess Funding Account greater than 30% of Adjusted Pool	N
Balance in the last 3 consecutive collection periods?
9. * On any Determination Date, the average of the Monthly Payment Rate for the three preceding consecutive Monthly Periods is less than:
a. 10% for the months of February, March or April
b. 14% at any other time	0.00

Early Amortization Event Triggered	N

*       Borrowers assign to the originator their right to receive cash discounts due from the manufacturer. Servicer applies these cash discounts when received in reduction of the principal amount of the related Receivables. Effective with the May 15, 2006 Servicer Report, amounts so received and applied by the Servicer are being reported as Principal Collections. For the calendar month of November, 2006, these amounts totaled $22,490,678.74.

Reconciliation

1.Reconciliation Of Collection Account
Transfers Into Collection Account
Principal Collections	438,726,498.99
Interest Collections	21,779,675.54
Principal Recoveries	0.00
Reserve Account Draw	0.00
Reserve Account deposits due to VFN Draws	0.00
Excess Funding Account Draw	0.00
Principal Funding Account Draw	0.00
Investment Proceeds	444,610.23
Available Subordinated Amount Draws	0.00
Adjustment Payment	0.00
Transferor Deposit Amount	0.00
Proceeds from 2006 series	0.00
Total Transfers into Collection Account	460,950,784.76
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	10,613,306.32
Principal Paid	0.00
Commitment Fees Paid	562.50
Claims for Application Paid	0.00
Reserve Account Deposit Amount	0.00
Excess Funding Account Deposit	0.00
Principal Funding Account Deposit	0.00
Backup Servicing Fees Paid	34,435.63
Servicing Fees	1,914,166.67
To CNH	448,388,313.64
Total Transfers from Collection Account	460,950,784.76
Difference	0.00

2.Reconciliation of Excess Funding Account
Beginning Balance of Excess Funding Account	0.00
Transfers Into Excess Funding Account
Additions in connection with a reduction in Receivables	0.00
Additions in connection with a reduction in Available Subordination Amount	0.00
Excess Funding Account Investment Income	0.00
Total Transfers into Excess Funding Account	0.00
Distributions From Excess Funding Account
Transfer of Investment Income to Collection Account	0.00
Transfers to Principal Funding Account	0.00
Transfers to Residual Holder	0.00
Total Transfers from Excess Funding Account	0.00
Ending Balance	0.00